EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying quarterly report on Form 10-Q of Colombia Goldfields Ltd. for the quarter ended September 30, 2008, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)

the quarterly Report on Form 10-Q of Colombia Goldfields Ltd. for the quarter ended September 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

the information contained in the quarterly Report on Form 10-Q for the quarter ended September 30, 2008, fairly presents in all material respects, the financial condition and results of operations of Colombia Goldfields Ltd..

By:	/s/ James Kopperson
Name:	James Kopperson
Title:	Chief Financial Officer
Date:	November 11, 2008